CROSSROADS CAPITAL, INC. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

CROSSROADS CAPITAL

ANNOUNCES RESULTS OF ANNUAL AND SPECIAL MEETINGS,

DELISTING OF COMMON STOCK

June 2, 2017 – LINCOLN, NE – Crossroads Capital, Inc. (the “Company”) (NASDAQ: XRDC) announced the results of its annual and special meetings of stockholders, both held on June 2, 2017.

At the special meeting, stockholders approved the withdrawal of the Company’s election to be regulated as a business development company under the Investment Company Act of 1940. The special meeting was adjourned until June 23, 2017 to permit the Company to voluntarily delist from NASDAQ and to begin the process of withdrawing the Company’s election to be regulated as a business development company.

Accordingly, NASDAQ is scheduled to suspend trading of shares of common stock of the Company at the close of business on June 12, 2017.

When the special meeting is reconvened on June 23, 2017, stockholders will vote to approve the conversion of the Company into a Liquidating Trust. The Liquidating Trust will oversee further portfolio liquidations. The Company expects the Liquidating Trust to make an initial distribution of cash to trust beneficiaries in the amount of $1.60 per unit of beneficial interest shortly after conversion.

At the annual meeting, stockholders elected Phillip Goldstein, Andrew Dakos and Gerald Hellerman to serve as directors for one-year terms, and ratified the selection of Tait, Weller & Baker, LLP as the Company’s independent registered public accountant for the fiscal year ending December 31, 2017.

About Crossroads Capital, Inc.

Crossroads Capital, Inc. (www.xroadscap.com) is a closed-end fund regulated as a business development company under the Investment Company Act of 1940. On April 17, 2017, the Company filed a definitive proxy statement for a special meeting of stockholders with the SEC seeking approval for a Plan of Liquidation pursuant to which the Company plans to convert into a liquidating trust with the sole purpose of liquidating the Company’s assets and distributing the proceeds to its stockholders and related matters.

Investor Relations Contact:	Ben H. Harris
Chief Executive Officer and President
(402) 261-5345
ben@xroadscap.com

Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Crossroads Capital’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in Crossroads Capital’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to Crossroads Capital’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, Crossroads Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Crossroads Capital’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.